Exhibit 10.1

AMENDED AND RESTATED MANAGEMENT AGREEMENT BETWEEN

TERRA PROPERTY TRUST, INC. AND

TERRA REIT ADVISORS, LLC

THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (this "Agreement") is made this 8th day of February, 2018, by and between TERRA PROPERTY TRUST, INC., a Maryland corporation (the "Company"), and TERRA REIT ADVISORS, LLC, a Delaware limited liability company (the "Manager").

RECITALS

WHEREAS, the Company is a Maryland corporation that intends to qualify for taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and is a subsidiary of Terra Secured Income Fund 5, LLC (the "Parent");

WHEREAS, the Company is party to that certain Management Agreement with Terra Income Advisors, LLC ("TIA"), dated as of September 1, 2016 (the "Existing Agreement");

WHEREAS, the Manager is registered as an investment adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (the "Advisers Act");

WHEREAS, as of the date hereof, TIA assigned all of its right, title and interest in and to the Existing Agreement to the Manager pursuant to the terms thereof, and by its signature hereto, hereby confirms such assignment and assumptions;

WHEREAS, the Company and the Manager have agreed that certain of such management services, as described in this Agreement, are to be provided exclusively to the Company and not to the Parent and the fees and expenses associated with such services are to be paid exclusively by the Company and not by the Parent; and

WHEREAS, the Company and the Manager are entering into this Agreement in order to amend and restate the Existing Agreement and reflect their agreement relating to the provision of such services to the Company and the payment by the Company of such fees and expenses to the Manager, in each case on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree that the Existing Agreement is amended and restated as follows:

1.	Duties of the Manager.

(a)Retention of Manager. The Company hereby employs the Manager to act as the adviser to the Company and to manage the investment and reinvestment of the Assets (as hereinafter defined) of the Company, subject to the supervision of the board of directors of the Company (the "Board"), for the period and upon the terms set forth herein:

(i)in accordance with the investment objectives, policies and restrictions that are set forth in the Consent Solicitation Statement and Private Placement Memorandum of the Parent, dated as of November 13, 2015 (the "Private Placement Memorandum"); and

(ii)in accordance with all other applicable federal and state laws, rules and regulations, and the Company's Articles of Incorporation (the "Articles") and bylaws (the "Bylaws"), in each case as amended from time to time;

(b)Responsibilities of Manager. Without limiting the generality of the foregoing, the Manager shall, during the term and subject to the provisions of this Agreement, cause the Company to:

(i)originate, fund, acquire, structure, hold, develop, operate, sell, exchange, subdivide and otherwise dispose of assets of the Company;

(ii)borrow money, and, if security is required therefor, to pledge or mortgage or subject assets of the Company to any security device, to obtain replacements of any mortgage or other security device and to prepay, in whole or in part, refinance, increase, modify, consolidate, or extend any mortgage or other security device;

(iii)enter into such contracts and agreements as the Manager determines to be reasonably necessary or appropriate in connection with the Company's business and purpose (including contracts with affiliates of the Manager) and any contract of insurance that the Manager deems necessary or appropriate for the protection of the Company and the Manager, including errors and omissions insurance, for the conservation of Company assets, or for any purpose convenient or beneficial to the Company;

(iv)prepare or cause to be prepared reports, statements and other relevant information for distribution to the Parent;

(v)open accounts and deposits and maintain funds in the name of the Company in banks, savings and loan associations, "money market" mutual funds and other instruments as the Manager may deem in its discretion to be necessary or desirable;

(vi) lease personal property for use by the Company;

(vii)temporarily invest the proceeds from sale of shares of common stock of the Company (the "Shares") in short-term, highly-liquid investments;

(viii) make secured or unsecured loans to the Company and receive interest on such loans;

(ix)place all or a portion of the assets of the Company in a single purpose or bankruptcy remote entity, or otherwise structure or restructure the Company to accommodate any financing for all or a portion of the assets of the Company; and

(x) perform such other services as shall be delegated to the Manager by the Board.

(c)Power and Authority. To facilitate the Manager's performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Manager, and the Manager hereby accepts, the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company's investments and the placing of orders for other purchase or sale transactions on behalf of the Company.

(d)Administrative Services. So long as it is the Manager and the provisions of this Agreement for compensation and reimbursement of expenses of the Manager are observed, the Manager shall have the responsibility of providing continuing administrative and executive support, advice, consultation, analysis and supervision with respect to the functions of the Company, including decisions regarding the sale or refinancing or other disposition of the assets of the Company, and compliance with federal, state and local regulatory requirements and procedures. In this regard, the Manager may retain the services of such affiliates of the Manager or unaffiliated parties as the Manager may deem appropriate to provide management and financial consultation and advice, and may enter into agreements for the management and operation of the assets of the Company.

(e)Acceptance of Engagement. The Manager hereby accepts such engagement and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(f)Independent Contractor Status. The Manager shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(g)Record Retention. Subject to review by, and the overall control of, the Board, the Manager shall keep and preserve books and records relevant to the provision of its management services to the Company.

2.	Responsibilities of the Manager.

(a)In rendering such services, the Manager shall:

(i)have a fiduciary responsibility for the safekeeping and use of all the funds and assets of the Company;

(ii)devote such of its time and business efforts to the business of the Company as it shall in its discretion, exercised in good faith, determine to be necessary to conduct the business of the Company;

(iii)file and publish all certificates, statements, or other instruments required by law for formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

(iv)cause the Company to be protected by public liability, property damage and other insurance determined by the Manager in its discretion to be appropriate to the business of the Company;

(v)at all times use its best efforts to meet applicable requirements for the Company to be taxed as a REIT for federal income tax purposes; and

(vi)observe the covenants applicable to the Manager under the Amended and Restated Limited Liability Company Agreement of the Parent, dated January 1, 2016 (as amended, the "Parent Operating Agreement").

(b)During the term of this Agreement and so long as the provisions of this Agreement for compensation and reimbursement of expenses of the Manager are observed, the Manager shall have the responsibility of providing continuing administrative and executive support, advice, consultation, analysis and supervision with respect to the functions of the Company, including decisions regarding the sale or refinancing or other disposition of the Assets, and compliance with federal, state and local regulatory requirements and procedures. In this regard, the Manager may retain the services of such affiliates or unaffiliated parties as the Manager may deem appropriate to provide management and financial consultation and advice, and may enter into agreements for the management and operation of Company Assets.

3.	Compensation of the Manager.

(a)Fees to the Manager. The Company agrees to pay, and the Manager agrees to accept, as compensation for the services provided by the Manager hereunder the following fees:

(i)Origination Fee. The Company will pay to the Manager an origination fee (the "Origination Fee") in the amount of one percent (1.0%) of the amount funded by the Company to originate, fund, structure, or acquire real estate-related loans, including first and second mortgage loans, mezzanine loans, bridge loans, convertible mortgages, and other loans related to high quality real estate, as well as the acquisition of any equity participations in the underlying collateral of such loans, and also including any acquisition of real estate directly (each, an "Asset" and collectively, "Assets"), including any third-party expenses related to such investment and any debt the Company uses to fund the origination, funding, structuring, or acquisition of such Asset. The Origination Fee will be reduced by the amount of any origination or equivalent fee paid by a borrower. In the event that the collateral backing any real estate-related loan held by the Company is replaced with substitute collateral, the Company will pay an Origination Fee to the Manager equal to the lesser of (A) one percent (1.0%) of the principal amount of the loan backed by the substitute collateral and (B) the amount of the fee paid to the Company by the borrower in connection with such substitution.

(ii)Asset Management Fee. The Company will pay to the Manager a monthly asset management fee at an annual rate equal to one percent (1.0%) of the aggregate funds under management (including the amount of any debt incurred or assumed to finance any Asset and related closing costs and expenses), as well as cash then held by the Company.

(iii)Asset Servicing Fee. The Company will pay to the Manager a monthly asset servicing fee at an annual rate equal to 0.25% of the aggregate gross origination price for each Asset (including the amount of any debt incurred or assumed to finance any Asset, and related closing costs and expenses).

(iv)Disposition Fee. The Company will pay to the Manager a disposition fee (the "Disposition Fee") in the amount of one percent (1.0%) of the gross sale price (including any portion of the sale price applied to any indebtedness to which the Asset is subject) received by the Company from each Asset sale or disposition, or each maturity, prepayment, workout, modification, restructuring, or extension of any Asset, or any portion of or interest in any Asset. The Disposition Fee shall be paid concurrently with the closing of any such Asset sale or disposition, or any such maturity, prepayment, workout, modification, restructuring, or extension of any Asset or any interest therein. No Disposition Fee shall be payable in the event of any maturity, prepayment, workout, modification, restructuring, or extension of an Asset unless the borrower thereunder has paid or is obligated to pay a corresponding fee, in which case the Disposition Fee will be the lesser of (A) one percent (1.0%) of the original principal amount of the Asset and (B) the amount of such fee paid by such borrower in connection with such transaction.

(v)Breakup Fee. A transaction breakup fee (the "Breakup Fee") in the amount of fifty percent (50.0%) of any termination fees or liquidated damages received by the Company from a third party as a result of (A) a failure of any investment or disposition transaction to be consummated, (B) the failure of such third party to perform its obligations and covenants to the Company in connection with an investment or disposition transaction, (C) the failure of such third party to satisfy any conditions precedent to consummation of an investment or disposition transaction or (D) the termination of any contract related to an investment or disposition transaction.

(vi)Company Expenses. The Company shall be responsible for all costs and expenses relating to the Company's activities, real estate-related asset investments and the ongoing business of the Company, including (A) all costs and expenses attributable to originating, holding, managing and disposing of the Assets, (B) legal, accounting, auditing, consulting and other fees and expenses, (C) all reasonable out-of-pocket fees and expenses incurred by the Company, the Manager, or the Manager's agents, officers and employees relating to investment and disposition opportunities for the Company not consummated, (D) any taxes, fees and other governmental charges levied against the Company and (E) any fees and expenses paid to third parties in connection with raising capital for the Company. The Manager may use its own employees or employees of any Affiliate of the Manager to provide accounting, tax, data processing, engineering, market research or other professional services to the Company that would otherwise be performed by third parties and, in such event, the Company will reimburse the cost of performing such services. Such reimbursements may include employment costs and related overhead expenses allocable thereto, as reasonably determined by the Manager based on the time expended by the employees who render such services, provided that no such reimbursement shall exceed the amount that would be payable by the Company if the services were provided in an arms-length transaction with an independent third party. An "Affiliate" of the Manager shall mean any person or entity: (a) directly or indirectly controlling, controlled by or under common control with the Manager; (b) owning or controlling ten percent (10.0%) or more of the outstanding voting securities of the Manager; (c) that is an officer, director or partner of the Manager; and/or (d) any person or entity for which an officer, director or partner of the Manager acts in any capacity.

(b)Reimbursements. The Company will reimburse the Manager for organization and offering expenses up to two percent (2.0%) of the gross proceeds raised in any offering of Shares, which expenses include the cumulative cost of actual legal, accounting, printing, and marketing expenses such as (i) salaries and direct expenses of employees and others while engaged in an offering, (ii) participating in due diligence, training seminars and education conferences and (iii) coordinating generally the marketing process. To avoid duplication of reimbursements payable by the Parent under the Parent Operating Agreement and to the Manager under this Agreement, no fee will be payable to the Manager hereunder for Shares issued to the Parent in connection with an offering of interests in the Parent where the proceeds from such issuance are then invested by the Parent in Shares.

(c) Waiver or Deferral of Fees.The Manager shall have the right to elect to temporarily or permanently waive or defer all or a portion of the fees listed in Sections 3(a) and 3(b) above that would otherwise be paid to it. Prior to the payment of any fee to the Manager, the Company shall obtain written instructions from the Manager with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Manager and not paid over to the Manager with respect to any month, calendar quarter or year shall be deferred without interest and may be paid over in any such other month prior to the occurrence of termination of this Agreement, as the Manager may determine upon written notice to the Company. Any of the fees payable to the Manager under this Agreement for any partial month or calendar quarter shall be appropriately prorated.

4.	Covenants of the Manager.

(a)Record Retention. Subject to review by, and the overall control of, the Board, the Manager shall keep and preserve books and records relevant to the provision of its management services to the Company.

(b)Reports. The Manager shall, upon written request of the Board, provide reports on the Company's business.

(c)Commingling of Funds. The Manager covenants that it shall not permit or cause to be permitted the Company's funds to be commingled with the funds of any other entity.

5.	Other Activities of the Manager.

The services of the Manager to the Company are not exclusive, and the Manager may engage in any other business or render similar or different services to others including the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Manager to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company's portfolio companies, subject to applicable law). The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Manager and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Manager and directors, officers, employees, partners, stockholders, members and managers of the Manager and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

6.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Manager is or becomes a director, officer or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer or employee of the Manager shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Manager or under the control or direction of the Manager, even if paid by the Manager.

7.	Indemnification; Limitation of Liability.

(a)Indemnification. The Manager, its members, manager, Affiliates, officers, directors, employees, agents and assigns and any officers of the Company, shall not be liable for, and shall be indemnified and held harmless (to the extent of the Company's assets) from, any loss or damage incurred by them, the Company or its shareholders in connection with the business of the Company, including costs and reasonable attorneys' fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission performed or omitted in good faith, which shall not constitute gross negligence or willful misconduct, pursuant to the authority granted, to promote the interests of the Company. Moreover, neither the Manager nor any officer of the Company shall be liable to the Company or to any shareholder of the Company because any taxing authorities disallow or adjust any deductions or credits in the Company income tax returns.

(b)Limitation of Liability. Notwithstanding Section 7(a), the Company shall not indemnify any Manager, or member, director, officer or other employee thereof, for liability imposed or expenses incurred in connection with any claim arising out of a violation of the Securities Act, or any other federal or state securities law, with respect to the offer and sale of Shares of the Company. Indemnification will be allowed for settlements and related expenses in lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that (i) the Manager is successful in defending the action, (ii) the indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act was violated) or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated) or (iii) in the opinion of counsel for the Company, the right to indemnification has been settled by controlling precedent.

8.	Term.

This Agreement shall become effective as of the date hereof and shall run co-terminus with the Parent Operating Agreement.

9.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

10.	Amendments. This Agreement may be amended in writing by mutual consent of the parties hereto.

11.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York.

13.	Incorporation of Recitals; Assignment.

The recitals to this Agreement are hereby incorporated herein by reference as is if more fully set forth herein. By its signature hereto, TIA hereby assigns, transfers and conveys all of its right title and interest in and to the Existing Agreement to the Manager and the Manager hereby accepts and assumes the same.

[Signature Page Follows]

IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

COMPANY:

Terra Property Trust, Inc.

By:	/s/ Bruce Batkin
Name: Bruce Batkin
Title: Authorized Signatory

MANAGER:

Terra RIET Advisors, LLC

By:	/s/ Bruce Batkin
Name: Bruce Batkin
Title: Authorized Signatory

[Signature Page to the Management Agreement]

AGREED TO AND ACCEPTEE BY FOR THE PURPOSES OF SECTION 13 ONLY:

Terra Income Advisors, LLC

By:	/s/ Bruce Batkin
Name: Bruce Batkin
Title: Chief Executive Officer

[Signature Page to the Management Agreement]